Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports
Second Quarter Net Income of $14.7 Million,
Continues Expansion With Domenick Acquisition,
Increases Dividend 13.6% to $0.25 per share

BRYN MAWR, Pa., July 19, 2018 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”) today reported net income of $14.7 million, or $0.72 diluted earnings per share for the three months ended June 30, 2018, as compared to net income of $15.3 million, or $0.75 diluted earnings per share, for the three months ended March 31, 2018, and $9.4 million, or $0.55 diluted earnings per share, for the three months ended June 30, 2017.

On a non-GAAP basis, core net income, which excludes due diligence and merger-related expenses, income tax charges related to re-measurement of net deferred tax assets, and certain other non-core income and expense items, as detailed in the appendix to this earnings release, was $17.0 million, or $0.83 diluted earnings per share, for the three months ended June 30, 2018, as compared to $19.3 million, or $0.94 diluted earnings per share, for the three months ended March 31, 2018, and $10.2 million, or $0.59 diluted earnings per share, for the three months ended June 30, 2017. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“Our strategic initiatives and the benefits from the Royal Bank merger contributed to our strong second quarter results enabling us to increase the rate of growth of our loan portfolio by over 10% on an annualized basis and expand the contribution of key areas of fee income most notably in the wealth, insurance and capital markets groups," stated Frank Leto, President and Chief Executive Officer. Adding, "We expect to continue this momentum into the coming quarters."

"As I have noted in previous quarters, the benefits of the Tax Cuts and Jobs Act provides a unique opportunity for us to evaluate our strategy and the level and pace of the investments related to its execution. As we gain more clarity around the opportunity, it is apparent to us that we are uniquely positioned to exploit the current competitive landscape and that accelerating the investments in our business is an appropriate use for a portion of the excess earnings associated with the lower tax rates.” Leto continued, "To that end, we plan to invest additional resources to enhance our talent and technology with the explicit intent of improving our long-term growth trajectory, while at the same time increasing near-term shareholder return as evidenced by the increase in our quarterly dividend we announced today.”

The Board of Directors of the Corporation declared a quarterly dividend of $0.25 per share, an increase of $0.03 per share from the prior quarterly dividend, payable September 1, 2018 to shareholders of record as of August 1, 2018.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Second Quarter 2018 Compared to First Quarter 2018

•
Net income for the three months ended June 30, 2018 was $14.7 million, as compared to net income of $15.3 million for the three months ended March 31, 2018. The provision for loan and lease losses (the “Provision”) for the three months ended June 30, 2018 increased $2.1 million as compared to the first quarter 2018. Total noninterest income increased $539 thousand, total noninterest expense decreased $194 thousand, and income tax expense decreased $907 thousand for the three months ended June 30, 2018, as compared to the three months ended March 31, 2018.

On a non-GAAP basis, core net income, which excludes Tax Cuts and Jobs Act ("Tax Reform") related income tax charges, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $17.0 million, or $0.83 per diluted share, for the three months ended June 30, 2018, as compared to $19.3 million or $0.94 per diluted share, for the three months ended March 31, 2018. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Net interest income for the second quarter of 2018 remained relatively flat over the linked quarter ended March 31, 2018. Average interest-earning assets increased $75.1 million, primarily attributable to a $62.1 million increase of average loans and leases between the first and second quarters of 2018. The increase in interest-earning assets was accompanied by a $64.8 million increase in interest-bearing liabilities, which consisted of a $53.8 million increase of average interest-bearing deposits and an $11.0 million increase in average total borrowings between the first and second quarters of 2018.

•
Tax-equivalent net interest income for the three months ended June 30, 2018 was $37.4 million, a decrease of $96 thousand over the linked quarter. Excluding the effect of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest income increased $713 thousand between the second and first quarters of 2018.

Tax-equivalent interest and fees on loans and leases for the three months ended June 30, 2018 increased $1.0 million over the linked quarter. Average loans and leases for the three months ended June 30, 2018 increased $62.1 million over the linked quarter and experienced a two basis point decrease in tax-equivalent yield.

Average available for sale investment securities increased by $14.0 million over the linked quarter, and experienced a 7 basis point tax-equivalent yield increase. The increase in volume and yield on available for sale investment securities resulted in a $206 thousand increase in tax-equivalent interest income for the second quarter of 2018 as compared to the first quarter of 2018.

Interest expense on deposits for the three months ended June 30, 2018 increased $1.0 million over the linked quarter. Average interest-bearing deposits increased $53.8 million accompanied by a 14 basis point increase in the rate paid on deposits. This increase of 14 basis points on our interest-bearing deposits was also a key driver in the decrease in the tax-equivalent net interest margin which decreased 4 basis points to 3.58% at June 30, 2018 compared to 3.62% in the linked quarter after adjusting for the impact of purchase accounting in both periods.

•
Noninterest income for the three months ended June 30, 2018 of $20.1 million increased $539 thousand from the first quarter of 2018. Items contributing to the increase included increases of $1.4 million, $350 thousand and $209 thousand in capital markets revenue, fees for wealth management services and insurance revenue, respectively. The increases were partially offset by a $1.3 million decrease in other operating income primarily due to a $2.3 million recovery of a purchase accounting fair value mark recorded during the first quarter of 2018 as compared to a $710 thousand recovery of a purchase accounting fair value mark recorded during the second quarter of 2018.

•
Noninterest expense for the three months ended June 30, 2018 decreased $194 thousand, to $35.8 million, as compared to $36.0 million for the first quarter of 2018. The decrease on a linked quarter basis was primarily related to the decrease of $1.3 million in due diligence, merger-related and merger integration expenses. A reduction in merger-related expenses related to the Royal Bank merger was partially offset by increased merger-related expenses from the May 2018 acquisition of Domenick and Associates ("Domenick"). While much of the merger-related expenses associated with the Royal Bank merger were recorded at the time of the merger, certain expenses incurred in connection with the banking system conversion, contract terminations and lease terminations are recorded as they are incurred.

•
The Provision increased $1.0 million for the three months ended June 30, 2018 to $3.1 million, as compared the first quarter of 2018. The increase in the Provision was primarily related to the organic growth of the portfolio,  and charge-offs of both collateral-dependent loans and leases that arose during the second quarter. For the three months ended June 30, 2018, net loan and lease charge-offs totaled $1.4 million, as compared to $893 thousand for the first quarter of 2018. Nonperforming loans and leases as of June 30, 2018 totaled $9.4 million, an increase of $1.9 million from March 31, 2018.

•
The effective tax rate for the second quarter of 2018 decreased to 20.2% from 23.3% for the first quarter of 2018. The decrease was partially related to a decline in the projected effective tax rate for the year. In addition, a net discrete tax benefit of $111 thousand was recorded in the second quarter of 2018, as compared to a net discrete tax expense of $229 thousand in the first quarter of 2018. These discrete items were the result of excess tax benefits from stock-based compensation as well as the re-measurement of deferred tax items related to Tax Reform.

Results of Operations – Second Quarter 2018 Compared to Second Quarter 2017

•
Net income for the three months ended June 30, 2018 was $14.7 million, or $0.72 diluted earnings per share, as compared to $9.4 million, or diluted earnings per share of $0.55 for the same period in 2017. Contributing to the $5.3 million increase in net income was a $9.4 million increase in net interest income and increases of $1.8 million, $1.2 million, $959 thousand and $851 thousand in other operating income, capital markets revenue, insurance revenue and fees for wealth management services, respectively. These increases were partially offset by increases of $2.6 million, $1.8 million, $473 thousand and $450 thousand in salaries and wages, due diligence, merger-related and merger integration expenses, employee benefits and occupancy and bank premises expenses, respectively. These cost increases were primarily related to the addition of the Royal Bank staff and branch infrastructure and, to a lesser extent, the addition of Hirshorn Boothby in May 2017 and the establishment of our Capital Markets group in the second quarter of 2017. Also contributing to the net income increase was the reduction in our effective income tax rate as a result of Tax Reform, which decreased from 34.2% for the three months ended June 30, 2017 to 20.2% for the same period in 2018.

On a non-GAAP basis, core net income, which excludes Tax Reform-related income tax charges, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $17.0 million, or $0.83 per diluted share, for the three months ended June 30, 2018 as compared to $10.2 million, or $0.59 per diluted share, for the same period in 2017. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•	Tax-equivalent net interest income for the three months ended June 30, 2018 was $37.4 million, an increase of $9.2 million over the same period in 2017.

Tax-equivalent interest and fees on loans and leases increased $12.5 million for the three months ended June 30, 2018 as compared to the same period in 2017. Average loans and leases for the second quarter of 2018 increased $737.7 million from the same period in 2017 and experienced a 51 basis point increase in tax-equivalent yield. Excluding the effect of the accretion of purchase accounting fair value marks on loans and leases, the adjusted tax-equivalent yield on loans and leases increased by 34 basis points between the second quarters of 2018 and 2017. The increase in average loans and leases for the second quarter of 2018 as compared to the same period in 2017 related to the loans and leases acquired in the Royal Bank merger which initially increased loans and leases by $567.3 million, as well as organic loan growth during the period.

Average available for sale investment securities increased by $113.1 million for the three months ended June 30, 2018 as compared to the same period in 2017, and experienced a 24 basis point tax-equivalent yield increase. The increase in volume and yield on available for sale investment securities resulted in a $891 thousand increase in tax-equivalent interest income on available for sale investment securities for the second quarter of 2018 as compared to the same period in 2017.

Partially offsetting the effect on net interest income associated with the increase in average loans and leases and available for sale investment securities was a $2.5 million increase in interest expense on deposits for the second quarter of 2018 as compared to the same period in 2017. Average interest-bearing deposits increased by $635.6 million, accompanied by a 29 basis point increase in rate paid between the second quarters of 2018 and 2017. The increase in average interest-bearing deposits between the second quarters of 2018 and 2017 was largely related to the interest-bearing deposits assumed in the Royal Bank merger, which initially totaled $494.8 million.

In addition to the increased interest expense on deposits, a $556 thousand increase in interest expense on long- and short-term borrowings between the periods was attributed to a $36.9 million increase in average long- and short-term borrowings coupled with a 130 basis point increase in rate paid on long- and short-term borrowings for the three months ended June 30, 2018 as compared to the same period in 2017.

Average subordinated notes for the three months ended June 30, 2018 increased $68.9 million as compared to the same period in 2017 with the rate paid decreasing by 36 basis points to 4.66% for the three months ended June 30, 2018. The volume increase in subordinated notes was the result of the December 13, 2017 issuance of $70 million ten-year, 4.25% fixed-to-floating subordinated notes. Average junior subordinated debentures for the three months ended June 30, 2018 increased $21.5 million compared to the same period in 2017 as the Corporation acquired $21.4 million of floating rate junior subordinated debentures, currently at a 6.00% rate, in the Royal Bank merger. The volume increase in both subordinated debt types and rate decrease in the subordinated notes in the second quarter of 2018 resulted in an increase in interest expense on subordinated notes and junior subordinated debentures of $773 thousand and $321 thousand, respectively, for the three months ended June 30, 2018 as compared to the same period in 2017.

•
The tax-equivalent net interest margin was 3.81% for the three months ended June 30, 2018 as compared to 3.68% for the same period in 2017. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.58% and 3.62% for three months ended June 30, 2018 and 2017, respectively. Key drivers responsible for the decrease four basis point decrease included the 29 basis point increase in rate paid on interest-bearing deposits coupled with increases of $68.9 million and $21.5 million in average subordinated notes and average junior subordinated debentures, respectively for the three months ended June 30, 2018 as compared to the same period in 2017.

•
Noninterest income for the three months ended June 30, 2018 increased by $5.3 million, to $20.1 million, from the same period in 2017. Increases of $1.8 million, $1.2 million, $959 thousand and $851 thousand in other operating income, capital markets revenue, insurance revenue and fees for wealth management services, respectively, were recorded. The increase in fees for wealth management services related to the $1.35 billion increase in wealth assets under management, administration, supervision and brokerage between June 30, 2018 and June 30, 2017. The increase in insurance commissions was primarily related to the May 2017 acquisition of Hirshorn Boothby and, to a lesser extent, the May 2018 acquisition of Domenick which further expanded our insurance division into the City of Philadelphia. Our Capital Markets group, which began operations in the second quarter of 2017, contributed significantly to our noninterest income totals. The $1.8 million increase in other operating income was primarily related to a $710 thousand recovery of a purchase accounting fair value mark resulting from the pay off, in full, of a purchased credit impaired loan acquired in the Royal Bank merger and a $310 thousand recovery during the second quarter of 2018 of loans and leases previously charged-off by Royal Bank.

•
Noninterest expense for the three months ended June 30, 2018 increased $7.3 million, to $35.8 million, from the same period in 2017. A majority of the increase related to the additional expenses associated with the staff and facilities assumed in the Royal Bank merger. In addition, the May 2017 acquisition of Hirshorn Boothby, the formation of our Capital Markets group in the second quarter of 2017, and, to a lesser extent, the May 2018 acquisition of Domenick contributed to the increase in noninterest expense. Due diligence, merger-related and merger integration expenses also experienced an increase of $1.8 million for the three months ended June 30, 2018 as compared to the same period in 2017, primarily related to the Royal Bank merger and the May 2018 acquisition of Domenick.

•
The Provision increased $3.2 million for the three months ended June 30, 2018 as compared to the same period in 2017. The increase in the Provision was primarily related to the organic growth of the portfolio, charge-offs of both collateral-dependent loans and non-performing leases that arose during the second quarter and to a lesser extent, adjustments in certain qualitative factors. Net charge-offs for the second quarter of 2018 were $1.4 million as compared to $625 thousand for the same period in 2017. Nonperforming loans and leases as of June 30, 2018 totaled $9.4 million, an increase of $2.2 million from June 30, 2017.

•	The effective tax rate for the second quarter of 2018 decreased to 20.2% from 34.2% for the second quarter of 2017, primarily due to the reduced tax rates as a result of Tax Reform.

Financial Condition – June 30, 2018 Compared to December 31, 2017

•
Total assets as of June 30, 2018 were $4.39 billion, a decrease of $55.5 million from December 31, 2017. Increases in portfolio loans and leases were largely offset by a decrease in available for sale investment securities discussed in the bullet point below.

•
Available for sale investment securities as of June 30, 2018 totaled $531.1 million, a decrease of $158.1 million from December 31, 2017. The decrease between the two periods is primarily due to the maturing, in January 2018, of $200 million of short-term U.S. Treasury bills, partially offset by increases of $32.2 million and $17.6 million in the U.S. government and agencies and the mortgage-backed securities segments of the portfolio, respectively.

•
Total portfolio loans and leases of $3.39 billion as of June 30, 2018 increased by $103.6 million from December 31, 2017, an increase of 3.2%. Increases of $90.3 million, $26.0 million, $17.2 million and $13.3 million in commercial mortgages, commercial and industrial loans, leases, and consumer loans, respectively, were offset by decreases of $21.6 million, $11.8 million and $9.8 million in construction loans, home equity loans and lines and residential mortgages, respectively, between the dates.

•
The allowance for loan and lease losses (the “Allowance”) as of June 30, 2018 was $19.4 million, or 0.57% of portfolio loans and leases, as compared to $17.5 million, or 0.53% of portfolio loans and leases as of December 31, 2017. In addition to the ratio of Allowance to portfolio loans and leases, management also calculates two non-GAAP measures: the Allowance of originated loans and leases as a percentage of originated loans and leases, which was 0.71% as of June 30, 2018, as compared to 0.70% as of December 31, 2017, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 1.35% as of June 30, 2018, as compared to 1.58% as of December 31, 2017. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Deposits of $3.36 billion as of June 30, 2018 decreased $14.9 million from December 31, 2017. Decreases of $48.1 million, $46.7 million, $25.5 million, and $32.5 million in money market accounts, savings accounts, wholesale non-maturity deposits, and noninterest-bearing deposits, respectively, were partially offset by a $135.9 million increase in interest-bearing demand accounts.

•
Borrowings of $434.9 million as of June 30, 2018, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures, decreased $62.0 million from December 31, 2017. The decrease was comprised of a $51.3 million decrease in long-term FHLB advances, and a $10.8 million decrease in short-term borrowings.

•	Wealth assets under management, administration, supervision and brokerage totaled $13.40 billion as of June 30, 2018, an increase of $436.0 million from December 31, 2017.

•	The capital ratios for the Bank and the Corporation, as of June 30, 2018, as shown in the attached tables, indicate levels above the regulatory minimum to be considered “well capitalized.”

FORWARD LOOKING STATEMENTS AND SAFE HARBOR
This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our inability to successfully integrate acquired businesses, the possibility that integration may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

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Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$39,924	$24,589	$48,367	$36,870	$30,806
Investment securities	547,088	550,199	701,744	482,399	452,869
Loans held for sale	4,204	5,522	3,794	6,327	8,590
Portfolio loans and leases	3,389,501	3,305,795	3,285,858	2,677,345	2,666,651
Allowance for loan and lease losses ("ALLL")	(19,398)	(17,662)	(17,525)	(17,004)	(16,399)
Goodwill and other intangible assets	208,139	207,287	205,855	128,534	129,211
Total assets	4,394,203	4,300,376	4,449,720	3,476,821	3,438,219
Deposits - interest-bearing	2,466,529	2,452,421	2,448,954	1,923,567	1,863,288
Deposits - non-interest-bearing	892,386	863,118	924,844	760,614	818,475
Short-term borrowings	227,059	173,704	237,865	180,874	130,295
Long-term FHLB advances	87,808	107,784	139,140	134,651	164,681
Subordinated notes	98,491	98,448	98,416	29,573	29,559
Jr. subordinated debentures	21,497	21,456	21,416	—	—
Total liabilities	3,851,700	3,767,315	3,921,601	3,074,929	3,043,242
Total shareholders' equity	542,503	533,061	528,119	401,892	394,977
Average Balance Sheet (selected items)
Interest-bearing deposits with banks	37,215	38,044	43,962	26,628	26,266	37,627	32,931
Investment securities	549,249	535,471	499,968	462,700	429,400	542,398	411,453
Loans held for sale	4,413	2,848	3,966	3,728	3,855	3,635	4,045
Portfolio loans and leases	3,348,926	3,288,364	2,801,289	2,676,589	2,611,755	3,318,812	2,581,764
Total interest-earning assets	3,939,803	3,864,727	3,349,185	3,169,645	3,071,276	3,902,472	3,030,193
Goodwill and intangible assets	208,039	205,529	142,652	128,917	126,537	206,790	125,715
Total assets	4,344,541	4,246,180	3,640,667	3,441,906	3,333,307	4,295,637	3,288,928
Deposits - interest-bearing	2,489,296	2,435,491	2,031,170	1,871,494	1,853,660	2,464,618	1,852,931
Short-term borrowings	205,323	172,534	180,650	182,845	98,869	189,019	73,378
Long-term FHLB advances	102,023	123,920	134,605	155,918	171,567	112,911	177,006
Subordinated notes	98,463	98,430	43,844	29,564	29,550	98,447	29,544
Jr. subordinated debentures	21,470	21,430	3,957	—	—	21,450	—
Total interest-bearing liabilities	2,916,575	2,851,805	2,394,226	2,239,821	2,153,646	2,886,445	2,132,859
Total liabilities	3,810,640	3,719,746	3,213,349	3,044,549	2,943,591	3,769,498	2,902,942
Total shareholders' equity	533,901	526,434	427,318	397,357	389,716	526,139	385,986

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Income Statement
Net interest income	$37,316	$37,439	$30,321	$29,438	$27,965	$74,755	$55,368
Provision for loan and lease losses	3,137	1,030	1,077	1,333	(83)	4,167	208
Noninterest income	20,075	19,536	15,536	15,584	14,785	39,611	28,012
Noninterest expense	35,836	36,030	31,056	28,184	28,495	71,866	55,155
Income tax expense	3,723	4,630	19,924	4,766	4,905	8,353	9,540
Net income	14,695	15,285	(6,200)	10,739	9,433	29,980	18,477
Net income (loss) attributable to noncontrolling interest	7	(1)	—	—	—	6	—
Net income (loss) attributable to Bryn Mawr Bank Corporation	14,688	15,286	(6,200)	10,739	9,433	29,974	18,477
Basic earnings per share	0.73	0.76	(0.35)	0.63	0.56	1.48	1.09
Diluted earnings per share	0.72	0.75	(0.35)	0.62	0.55	1.47	1.07
Net income (core) (1)	17,031	19,282	11,255	11,245	10,236	36,313	19,612
Basic earnings per share (core) (1)	0.84	0.95	0.64	0.66	0.60	1.80	1.16
Diluted earnings per share (core) (1)	0.83	0.94	0.63	0.65	0.59	1.78	1.14
Dividends paid or accrued per share	0.22	0.22	0.22	0.22	0.21	0.44	0.42
Profitability Indicators
Return on average assets	1.36%	1.46%	(0.68)%	1.24%	1.14%	1.41%	1.13%
Return on average equity	11.03%	11.78%	(5.76)%	10.72%	9.71%	11.49%	9.65%
Return on tangible equity(1)	18.90%	20.15%	(8.02)%	16.52%	15.06%	19.77%	15.01%
Return on tangible equity (core)(1)	21.78%	25.19%	16.29%	17.27%	16.28%	23.76%	15.89%
Return on average assets (core)(1)	1.57%	1.84%	1.23%	1.30%	1.23%	1.70%	1.20%
Return on average equity (core)(1)	12.79%	14.85%	10.45%	11.23%	10.53%	13.92%	10.25%
Tax-equivalent net interest margin	3.81%	3.94%	3.62%	3.71%	3.68%	3.87%	3.71%
Efficiency ratio(1)	55.57%	54.12%	58.64%	59.30%	62.16%	54.85%	62.40%
Share Data
Closing share price	$46.30	$43.95	$44.20	$43.80	$42.50
Book value per common share	$26.80	$26.35	$26.19	$23.57	$23.25
Tangible book value per common share	$16.55	$16.14	$16.02	$16.03	$15.64
Price / book value	172.76%	166.79%	168.74%	185.82%	182.81%
Price / tangible book value	279.74%	272.35%	275.94%	273.19%	271.69%
Weighted average diluted shares outstanding	20,447,360	20,450,494	17,844,672	17,253,982	17,232,767	20,442,717	17,207,812
Shares outstanding, end of period	20,242,893	20,229,896	20,161,395	17,050,151	16,989,849
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$13,404,723	$13,146,926	$12,968,738	$12,431,370	$12,050,555
Fees for wealth management services	$10,658	$10,308	$9,974	$9,651	$9,807

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Capital Ratios
Bryn Mawr Trust Company ("BMTC")
Tier I capital to risk weighted assets ("RWA") (3)	11.32%	11.29%	11.10%	10.78%	10.29%
Total capital to RWA (3)	11.89%	11.82%	11.65%	11.42%	10.90%
Tier I leverage ratio (3)	9.49%	9.39%	10.76%	8.79%	8.76%
Tangible equity ratio (1)(3)	9.27%	9.19%	8.67%	8.46%	8.24%
Common equity Tier I capital to RWA (3)	11.32%	11.29%	11.10%	10.78%	10.29%

Bryn Mawr Bank Corporation ("BMBC")
Tier I capital to RWA (3)	10.44%	10.46%	10.42%	10.50%	10.10%
Total capital to RWA (3)	13.84%	13.93%	13.92%	12.23%	11.79%
Tier I leverage ratio (3)	8.75%	8.71%	10.10%	8.53%	8.63%
Tangible equity ratio (1)(3)	8.00%	7.98%	7.61%	8.16%	8.03%
Common equity Tier I capital to RWA (3)	9.84%	9.85%	9.87%	10.50%	10.10%

Asset Quality Indicators
Net loan and lease charge-offs ("NCO"s)	$1,401	$893	$556	$728	$625	$3,578	$1,295

Nonperforming loans and leases ("NPL"s)	$9,448	$7,533	$8,579	$4,472	$7,237
Other real estate owned ("OREO")	531	300	304	865	1,122
Total nonperforming assets ("NPA"s)	$9,979	$7,833	$8,883	$5,337	$8,359

Nonperforming loans and leases 30 or more days past due	$6,749	$5,775	$6,983	$2,337	$4,076
Performing loans and leases 30 to 89 days past due	10,378	6,547	7,958	4,558	6,258
Performing loans and leases 90 or more days past due	—	—	—	—	—
Total delinquent loans and leases	$17,127	$12,322	$14,941	$6,895	$10,334

Delinquent loans and leases to total loans and leases	0.50%	0.37%	0.45%	0.26%	0.39%
Delinquent performing loans and leases to total loans and leases	0.31%	0.20%	0.24%	0.17%	0.23%
NCOs / average loans and leases (annualized)	0.17%	0.11%	0.08%	0.11%	0.10%	0.22%	0.10%
NPLs / total portfolio loans and leases	0.28%	0.23%	0.26%	0.17%	0.27%
NPAs / total loans and leases and OREO	0.29%	0.24%	0.27%	0.20%	0.31%
NPAs / total assets	0.23%	0.18%	0.20%	0.15%	0.24%
ALLL / NPLs	205.31%	234.46%	204.28%	380.23%	226.60%
ALLL / portfolio loans	0.57%	0.53%	0.53%	0.64%	0.61%
ALLL on originated loans and leases / Originated loans and leases (1)	0.71%	0.69%	0.70%	0.70%	0.68%
(Total ALLL + Loan mark) / Total Gross portfolio loans and leases (1)	1.35%	1.50%	1.58%	1.01%	1.03%

Troubled debt restructurings ("TDR"s) included in NPLs	$1,044	$1,125	$3,289	$2,033	$2,470
TDRs in compliance with modified terms	4,117	5,235	5,800	6,597	6,148
Total TDRs	$5,161	$6,360	$9,089	$8,630	$8,618

(1)	Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.

(2)	Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.

(3)	Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Assets
Cash and due from banks	$7,318	$7,804	$11,657	$8,682	$19,352
Interest-bearing deposits with banks	39,924	24,589	48,367	36,870	30,806
Cash and cash equivalents	47,242	32,393	60,024	45,552	50,158
Investment securities, available for sale	531,075	534,103	689,202	471,721	443,687
Investment securities, held to maturity	7,838	7,885	7,932	6,255	5,161
Investment securities, trading	8,175	8,211	4,610	4,423	4,021
Loans held for sale	4,204	5,522	3,794	6,327	8,590
Portfolio loans and leases, originated	2,700,815	2,564,827	2,487,296	2,433,054	2,409,964
Portfolio loans and leases, acquired	688,686	740,968	798,562	244,291	256,687
Total portfolio loans and leases	3,389,501	3,305,795	3,285,858	2,677,345	2,666,651
Less: Allowance for losses on originated loan and leases	(19,181)	(17,570)	(17,475)	(16,957)	(16,374)
Less: Allowance for losses on acquired loan and leases	(217)	(92)	(50)	(47)	(25)
Total allowance for loan and lease losses	(19,398)	(17,662)	(17,525)	(17,004)	(16,399)
Net portfolio loans and leases	3,370,103	3,288,133	3,268,333	2,660,341	2,650,252
Premises and equipment	54,185	54,986	54,458	44,544	44,446
Accrued interest receivable	13,115	12,521	14,246	9,287	8,717
Mortgage servicing rights	5,511	5,706	5,861	5,732	5,683
Bank owned life insurance	57,243	56,946	56,667	39,881	39,680
Federal Home Loan Bank ("FHLB") stock	16,678	15,499	20,083	16,248	15,168
Goodwill	183,162	182,200	179,889	107,127	107,127
Intangible assets	24,977	25,087	25,966	21,407	22,084
Other investments	16,774	11,720	12,470	8,941	8,682
Other assets	53,921	59,464	46,185	29,035	24,763
Total assets	$4,394,203	$4,300,376	$4,449,720	$3,476,821	$3,438,219

Liabilities
Deposits
Noninterest-bearing	$892,386	$863,118	$924,844	$760,614	$818,475
Interest-bearing	2,466,529	2,452,421	2,448,954	1,923,567	1,863,288
Total deposits	3,358,915	3,315,539	3,373,798	2,684,181	2,681,763
Short-term borrowings	227,059	173,704	237,865	180,874	130,295
Long-term FHLB advances	87,808	107,784	139,140	134,651	164,681
Subordinated notes	98,491	98,448	98,416	29,573	29,559
Jr. subordinated debentures	21,497	21,456	21,416	—	—
Accrued interest payable	5,230	4,814	3,527	2,267	2,830
Other liabilities	52,700	45,570	47,439	43,383	34,114
Total liabilities	3,851,700	3,767,315	3,921,601	3,074,929	3,043,242

Shareholders' equity
Common stock	24,453	24,439	24,360	21,248	21,162
Paid-in capital in excess of par value	372,227	371,319	371,486	235,412	234,654
Less: common stock held in treasury, at cost	(68,943)	(68,787)	(68,179)	(68,134)	(67,091)
Accumulated other comprehensive (loss) income, net of tax	(11,191)	(9,664)	(4,414)	(1,400)	(1,564)
Retained earnings	226,635	216,438	205,549	214,766	207,816
Total Bryn Mawr Bank Corporation shareholders' equity	543,181	533,745	528,802	401,892	394,977
Noncontrolling interest	(678)	(684)	(683)	—	—
Total shareholders' equity	542,503	533,061	528,119	401,892	394,977
Total liabilities and shareholders' equity	$4,394,203	$4,300,376	$4,449,720	$3,476,821	$3,438,219

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Commercial mortgages	$1,613,721	$1,541,457	$1,523,377	$1,224,571	$1,197,936
Home equity loans and lines	206,429	211,469	218,275	206,974	208,480
Residential mortgages	449,060	453,655	458,886	422,524	416,488
Construction	190,874	202,168	212,454	133,505	156,581
Total real estate loans	2,460,084	2,408,749	2,412,992	1,987,574	1,979,485
Commercial & Industrial	745,306	727,231	719,312	597,595	599,203
Consumer	51,462	48,423	38,153	31,306	28,485
Leases	132,649	121,392	115,401	60,870	59,478
Total non-real estate loans and leases	929,417	897,046	872,866	689,771	687,166
Total portfolio loans and leases	$3,389,501	$3,305,795	$3,285,858	$2,677,345	$2,666,651

	Nonperforming Loans and Leases as of
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Commercial mortgages	$1,010	$138	$872	$193	$818
Home equity loans and lines	2,323	1,949	1,481	613	1,535
Residential mortgages	2,647	2,603	4,417	1,589	2,589
Total nonperforming real estate loans	5,980	4,690	6,770	2,395	4,942
Commercial & Industrial	1,585	2,499	1,706	1,977	2,112
Consumer	—	—	—	—	10
Leases	1,883	344	103	100	173
Total nonperforming non-real estate loans and leases	3,468	2,843	1,809	2,077	2,295
Total nonperforming portfolio loans and leases	$9,448	$7,533	$8,579	$4,472	$7,237

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Commercial mortgage	$13	$(3)	$51	$(3)	$(3)
Home equity loans and lines	199	25	(5)	69	169
Residential	(1)	—	88	3	43
Construction	(1)	(1)	(1)	(1)	(1)
Total net charge-offs of real estate loans	210	21	133	68	208
Commercial & Industrial	467	283	125	298	185
Consumer	41	48	55	36	16
Leases	683	541	243	326	216
Total net charge-offs of non-real estate loans and leases	1,191	872	423	660	417
Total net charge-offs	$1,401	$893	$556	$728	$625

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
U.S. Treasury securities	$100	$100	$200,088	$100	$100
Obligations of the U.S. Government and agencies	183,256	175,107	151,044	142,711	126,468
State & political subdivisions - tax-free	17,254	19,746	21,138	23,556	26,958
State & political subdivisions - taxable	171	171	172	524	524
Mortgage-backed securities	292,563	303,902	274,990	260,680	230,617
Collateralized mortgage obligations	36,634	33,980	36,662	39,595	42,549
Other debt securities	1,097	1,097	1,599	1,100	1,099
Bond mutual funds	—	—	—	—	11,956
Other investments	—	—	3,509	3,455	3,416
Total investment securities available for sale, at fair value	$531,075	$534,103	$689,202	$471,721	$443,687

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
U.S. Treasury securities	$—	$—	$11	$—	$—
Obligations of the U.S. Government and agencies	(4,594)	(3,756)	(1,984)	(920)	(699)
State & political subdivisions - tax-free	(57)	(74)	(42)	23	11
State & political subdivisions - taxable	(1)	(1)	—	1	1
Mortgage-backed securities	(6,141)	(5,169)	(968)	869	480
Collateralized mortgage obligations	(1,443)	(1,322)	(934)	(640)	(662)
Other debt securities	(3)	(3)	(1)	—	(1)
Other investments	—	—	296	230	203
Total unrealized (losses) gains on investment securities available for sale	$(12,239)	$(10,325)	$(3,622)	$(437)	$(667)

	Deposits
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Interest-bearing deposits:
Interest-bearing demand	$617,258	$529,478	$481,336	$395,383	$381,345
Money market	814,530	856,072	862,639	720,613	729,859
Savings	291,858	308,925	338,572	264,273	254,903
Retail time deposits	536,287	523,138	532,202	316,068	321,982
Wholesale non-maturity deposits	36,826	63,449	62,276	48,620	54,675
Wholesale time deposits	169,770	171,359	171,929	178,610	120,524
Total interest-bearing deposits	2,466,529	2,452,421	2,448,954	1,923,567	1,863,288
Noninterest-bearing deposits	892,386	863,118	924,844	760,614	818,475
Total deposits	$3,358,915	$3,315,539	$3,373,798	$2,684,181	$2,681,763

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Interest income:
Interest and fees on loans and leases	$41,689	$40,689	$32,245	$30,892	$29,143	$82,378	$57,625
Interest on cash and cash equivalents	64	53	37	36	35	117	101
Interest on investment securities	3,001	2,792	2,516	2,270	2,059	5,793	3,837
Total interest income	44,754	43,534	34,798	33,198	31,237	88,288	61,563
Interest expense:
Interest on deposits	4,499	3,472	2,739	2,198	1,983	7,971	3,811
Interest on short-term borrowings	985	630	579	547	237	1,615	264
Interest on FHLB advances and other borrowings	490	562	595	645	682	1,052	1,380
Interest on jr. subordinated debentures	321	288	46	—	—	609	—
Interest on subordinated notes	1,143	1,143	518	370	370	2,286	740
Total interest expense	7,438	6,095	4,477	3,760	3,272	13,533	6,195
Net interest income	37,316	37,439	30,321	29,438	27,965	74,755	55,368
Provision for (recovery of) loan and lease losses (the "Provision")	3,137	1,030	1,077	1,333	(83)	4,167	208
Net interest income after Provision	34,179	36,409	29,244	28,105	28,048	70,588	55,160
Noninterest income:
Fees for wealth management services	10,658	10,308	9,974	9,651	9,807	20,966	19,110
Insurance revenue	1,902	1,693	1,510	1,373	943	3,595	1,706
Capital markets revenue	2,105	666	600	843	953	2,771	953
Service charges on deposits	752	713	655	676	630	1,465	1,277
Loan servicing and other fees	475	686	536	548	519	1,161	1,022
Net gain on sale of loans	528	518	493	799	520	1,046	1,149
Net gain on sale of investment securities available for sale	—	7	28	72	—	7	1
Net gain (loss) on sale of other real estate owned	111	176	(92)	—	(12)	287	(12)
Dividends on FHLB and FRB stocks	510	431	290	217	218	941	432
Other operating income	3,034	4,338	1,542	1,405	1,207	7,372	2,374
Total noninterest income	20,075	19,536	15,536	15,584	14,785	39,611	28,012
Noninterest expense:
Salaries and wages	16,240	15,982	13,619	13,602	13,580	32,222	26,030
Employee benefits	2,877	3,708	2,717	2,560	2,404	6,585	4,893
Occupancy and bank premises	2,697	3,050	2,648	2,485	2,247	5,747	4,773
Furniture, fixtures and equipment	2,069	1,898	1,816	1,726	1,869	3,967	3,843
Advertising	369	461	386	277	405	830	791
Amortization of intangible assets	889	879	677	677	687	1,768	1,380
(Recovery) impairment of mortgage servicing rights ("MSRs")	(1)	(50)	(94)	3	43	(51)	46
Due diligence, merger-related and merger integration expenses	3,053	4,319	3,507	850	1,236	7,372	1,747
Professional fees	932	748	769	739	1,049	1,680	1,760
Pennsylvania bank shares tax	473	473	16	317	297	946	961
Information technology	1,252	1,195	1,006	880	821	2,447	1,695
Other operating expenses	4,986	3,367	3,989	4,068	3,857	8,353	7,236
Total noninterest expense	35,836	36,030	31,056	28,184	28,495	71,866	55,155
Income before income taxes	18,418	19,915	13,724	15,505	14,338	38,333	28,017
Income tax expense	3,723	4,630	19,924	4,766	4,905	8,353	9,540
Net income	$14,695	$15,285	$(6,200)	$10,739	$9,433	$29,980	$18,477
Net income (loss) attributable to noncontrolling interest	7	(1)	—	—	—	6	—
Net income attributable to Bryn Mawr Bank Corporation	$14,688	$15,286	$(6,200)	$10,739	$9,433	$29,974	$18,477

Per share data:
Weighted average shares outstanding	20,238,852	20,202,969	17,632,697	17,023,046	16,984,563	20,221,010	16,969,431
Dilutive common shares	208,508	247,525	211,975	230,936	248,204	221,707	238,381
Weighted average diluted shares	20,447,360	20,450,494	17,844,672	17,253,982	17,232,767	20,442,717	17,207,812
Basic earnings (loss) per common share	$0.73	$0.76	$(0.35)	$0.63	$0.56	$1.48	$1.09
Diluted earnings (loss) per common share	$0.72	$0.75	$(0.35)	$0.62	$0.55	$1.47	$1.07
Dividends paid or accrued per share	$0.22	$0.22	$0.22	$0.22	$0.21	$0.44	$0.42
Effective tax rate	20.21%	23.25%	145.18%	30.74%	34.21%	21.79%	34.05%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For The Three Months Ended															For The Six Months Ended
	June 30, 2018			March 31, 2018			December 31, 2017			September 30, 2017			June 30, 2017			June 30, 2018			June 30, 2017
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$37,215	$64	0.69%	$38,044	$53	0.56%	$43,962	$37	0.33%	$26,628	$36	0.54%	$26,266	$35	0.53%	$37,627	$117	0.63%	$32,931	$101	0.62%
Investment securities - available for sale:
Taxable	514,966	2,888	2.25%	498,718	2,675	2.18%	465,393	2,394	2.04%	427,106	2,160	2.01%	391,112	1,940	1.99%	506,887	5,625	2.24%	372,772	3,620	1.96%
Tax-exempt	18,215	93	2.05%	20,501	100	1.98%	22,640	127	2.23%	25,268	134	2.10%	28,970	150	2.08%	19,352	193	2.01%	30,221	314	2.10%
Total investment securities - available for sale	533,181	2,981	2.24%	519,219	2,775	2.17%	488,033	2,521	2.05%	452,374	2,294	2.01%	420,082	2,090	2.00%	526,239	5,818	2.23%	402,993	3,934	1.97%

Investment securities - held to maturity	7,866	13	0.66%	7,913	12	0.62%	7,510	11	0.58%	6,044	11	0.72%	5,181	5	0.39%	7,889	4	0.10%	4,446	4	0.18%
Investment securities - trading	8,202	22	1.08%	8,339	21	1.02%	4,425	25	2.24%	4,282	8	0.74%	4,137	13	1.26%	8,270	2	0.05%	4,014	2	0.10%

Loans and leases *	3,353,339	41,782	5.00%	3,291,212	40,754	5.02%	2,805,255	32,403	4.58%	2,680,317	31,058	4.60%	2,615,610	29,309	4.49%	3,322,447	82,536	5.01%	2,585,809	57,931	4.52%

Total interest-earning assets	3,939,803	44,862	4.57%	3,864,727	43,615	4.58%	3,349,185	34,997	4.15%	3,169,645	33,407	4.18%	3,071,276	31,452	4.11%	3,902,472	88,477	4.57%	3,030,193	61,972	4.12%

Cash and due from banks	7,153			10,698			6,855			15,709			15,727			8,916			15,336
Less: allowance for loan and lease losses	(18,043)			(17,628)			(17,046)			(16,564)			(17,549)			(17,837)			(17,564)
Other assets	415,628			388,383			301,673			273,116			263,853			402,086			260,963

Total assets	$4,344,541			$4,246,180			$3,640,667			$3,441,906			$3,333,307			$4,295,637			$3,288,928

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,722,328	$2,073	0.48%	$1,676,733	$1,479	0.36%	$1,410,461	$897	0.25%	$1,359,293	$823	0.24%	$1,375,949	$813	0.24%	$1,701,732	$3,552	0.42%	$1,382,220	$1,569	0.23%
Wholesale deposits	233,714	973	1.67%	231,289	733	1.29%	262,643	822	1.24%	190,849	548	1.14%	154,424	378	0.98%	232,508	1,706	1.48%	148,973	695	0.94%
Retail time deposits	533,254	1,453	1.09%	527,469	1,260	0.97%	358,066	1,020	1.13%	321,352	827	1.02%	323,287	792	0.98%	530,378	2,713	1.03%	321,738	1,547	0.97%
Total interest-bearing deposits	2,489,296	4,499	0.72%	2,435,491	3,472	0.58%	2,031,170	2,739	0.53%	1,871,494	2,198	0.47%	1,853,660	1,983	0.43%	2,464,618	7,971	0.65%	1,852,931	3,811	0.41%

Borrowings:
Short-term borrowings	205,323	985	1.92%	172,534	630	1.48%	180,650	579	1.27%	182,845	547	1.19%	98,869	237	0.96%	189,019	1,615	1.72%	73,378	264	0.73%
Long-term FHLB advances	102,023	490	1.93%	123,920	562	1.84%	134,605	595	1.75%	155,918	645	1.64%	171,567	682	1.59%	112,911	1,052	1.88%	177,006	1,380	1.57%
Jr. subordinated debt	21,470	321	6.00%	21,430	288	5.45%	3,957	46	4.61%	—	—		—	—		21,450	609	5.73%	—	—	—%
Subordinated notes	98,463	1,143	4.66%	98,430	1,143	4.71%	43,844	518	4.69%	29,564	370	4.97%	29,550	370	5.02%	98,447	2,286	4.68%	29,544	740	5.05%
Total borrowings	427,279	2,939	2.76%	416,314	2,623	2.56%	363,056	1,738	1.90%	368,327	1,562	1.68%	299,986	1,289	1.72%	421,827	5,562	2.66%	279,928	2,384	1.72%

Total interest-bearing liabilities	2,916,575	7,438	1.02%	2,851,805	6,095	0.87%	2,394,226	4,477	0.74%	2,239,821	3,760	0.67%	2,153,646	3,272	0.61%	2,886,445	13,533	0.95%	2,132,859	6,195	0.59%

Noninterest-bearing deposits	841,676			835,476			771,519			764,562			755,597			840,571			733,817
Other liabilities	52,389			32,465			47,604			40,166			34,348			42,482			36,266
Total noninterest-bearing liabilities	894,065			867,941			819,123			804,728			789,945			883,053			770,083

Total liabilities	3,810,640			3,719,746			3,213,349			3,044,549			2,943,591			3,769,498			2,902,942

Shareholders' equity	533,901			526,434			427,318			397,357			389,716			526,139			385,986

Total liabilities and shareholders' equity	$4,344,541			$4,246,180			$3,640,667			$3,441,906			$3,333,307			$4,295,637			$3,288,928

Net interest spread			3.55%			3.71%			3.41%			3.51%			3.50%			3.62%			3.53%
Effect of noninterest-bearing sources			0.26%			0.23%			0.21%			0.20%			0.18%			0.25%			0.18%

Tax-equivalent net interest margin		$37,424	3.81%		$37,520	3.94%		$30,520	3.62%		$29,647	3.71%		$28,180	3.68%		$74,944	3.87%		$55,777	3.71%

Tax-equivalent adjustment		$108	0.01%		$81	0.01%		$199	0.02%		$209	0.03%		$215	0.03%		$189	0.01%		$409	0.03%

Supplemental Information Regarding Accretion of Fair Value Marks

	For The Three Months Ended											For The Six Months Ended
	June 30, 2018			March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017		June 30, 2018		June 30, 2017
(dollars in thousands)	Interest	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate
Loans and leases	Income	$1,945	0.23%	$2,702	0.33%	$276	0.04%	$708	0.10%	$402	0.06%	$4,647	0.28%	$1,128	0.09%
Retail time deposits	Expense	(339)	(0.25)%	(380)	(0.29)%	(13)	(0.01)%	(15)	(0.02)%	(18)	(0.02)%	(719)	(0.27)%	(37)	(0.02)%
Long-term FHLB advances and other borrowings	Expense	25	0.10%	15	0.05%	(31)	(0.09)%	(30)	(0.08)%	(30)	(0.07)%	40	0.07%	(60)	(0.07)%
Jr. subordinated debt	Expense	41	0.77%	40	0.76%	—	—%	—	—%	—	—%	81	0.76%	—	—%
Net interest income from fair value marks		$2,218		$3,027		$320		$753		$450		$5,245		$1,225
Purchase accounting effect on tax-equivalent margin			0.23%		0.32%		0.04%		0.09%		0.06%		0.27%		0.08%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Reconciliation of Net Income to Net Income (core):
Net income (loss) attributable to BMBC (a GAAP measure)	$14,688	$15,286	$(6,200)	$10,739	$9,433	$29,974	$18,477
Less: Tax-effected non-core noninterest income:
(Gain) loss on sale of investment securities available for sale	—	(6)	(18)	(47)	—	(6)	(1)
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	2,412	3,412	2,280	553	803	5,824	1,136
Add: Federal income tax expense related to re-measurement of net deferred tax asset due to tax reform legislation	(69)	590	15,193	—	—	521	—
Net income (core) (a non-GAAP measure)	$17,031	$19,282	$11,255	$11,245	$10,236	$36,313	$19,612

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	20,238,852	20,202,969	17,632,697	17,023,046	16,984,563	20,221,010	16,969,431
Dilutive common shares	208,508	247,525	211,975	230,936	248,204	221,707	238,381
Weighted average diluted shares	20,447,360	20,450,494	17,844,672	17,253,982	17,232,767	20,442,717	17,207,812
Basic earnings per common share (core) (a non-GAAP measure)	$0.84	$0.95	$0.64	$0.66	$0.60	$1.80	$1.16
Diluted earnings per common share (core) (a non-GAAP measure)	$0.83	$0.94	$0.63	$0.65	$0.59	$1.78	$1.14

Calculation of Return on Average Tangible Equity:
Net income (loss) attributable to BMBC (a GAAP measure)	$14,688	$15,286	$(6,200)	$10,739	$9,433	$29,974	$18,477
Add: Tax-effected amortization and impairment of intangible assets	702	694	440	440	447	1,397	897
Net tangible income (numerator)	$15,390	$15,980	$(5,760)	$11,179	$9,880	$31,371	$19,374

Average shareholders' equity	$533,901	$526,434	$427,318	$397,357	$389,716	$526,139	$385,986
Less: Average Noncontrolling interest	685	683	126	—	—	684	—
Less: Average goodwill and intangible assets	(208,039)	(205,529)	(142,652)	(128,917)	(126,537)	(206,790)	(125,715)
Net average tangible equity (denominator)	$326,547	$321,588	$284,792	$268,440	$263,179	$320,033	$260,271

Return on tangible equity (a non-GAAP measure)	18.90%	20.15%	(8.02)%	16.52%	15.06%	19.77%	15.01%

Calculation of Return on Average Tangible Equity (core):
Net income (core) (a non-GAAP measure)	$17,031	$19,282	$11,255	$11,245	$10,236	$36,313	$19,612
Add: Tax-effected amortization and impairment of intangible assets	702	694	440	440	447	1,397	897
Net tangible income (core) (numerator)	$17,733	$19,976	$11,695	$11,685	$10,683	$37,710	$20,509

Average shareholders' equity	$533,901	$526,434	$427,318	$397,357	$389,716	$526,139	$385,986
Less: Average Noncontrolling interest	685	683	126	—	—	684	—
Less: Average goodwill and intangible assets	(208,039)	(205,529)	(142,652)	(128,917)	(126,537)	(206,790)	(125,715)
Net average tangible equity (denominator)	$326,547	$321,588	$284,792	$268,440	$263,179	$320,033	$260,271

Return on tangible equity (core) (a non-GAAP measure)	21.78%	25.19%	16.29%	17.27%	16.28%	23.76%	15.89%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Calculation of Tangible Equity Ratio (BMBC):
Total shareholders' equity	$542,503	$533,061	$528,119	$401,892	$394,977
Less: Noncontrolling interest	678	684	683	—	—
Less: Goodwill and intangible assets	(208,139)	(207,287)	(205,855)	(128,534)	(129,211)
Net tangible equity (numerator)	$335,042	$326,458	$322,947	$273,358	$265,766

Total assets	$4,394,203	$4,300,376	$4,449,720	$3,476,821	$3,438,219
Less: Goodwill and intangible assets	(208,139)	(207,287)	(205,855)	(128,534)	(129,211)
Tangible assets (denominator)	$4,186,064	$4,093,089	$4,243,865	$3,348,287	$3,309,008

Tangible equity ratio (BMBC)(1)	8.00%	7.98%	7.61%	8.16%	8.03%

Calculation of Tangible Equity Ratio (BMTC):
Total shareholders' equity	$582,354	$569,670	$559,581	$398,431	$388,529
Less: Noncontrolling interest	678	684	683	—	—
Less: Goodwill and intangible assets	(195,245)	(194,316)	(192,807)	(115,410)	(116,009)
Net tangible equity (numerator)	$387,787	$376,038	$367,457	$283,021	$272,520

Total assets	$4,378,508	$4,284,334	$4,430,528	$3,459,996	$3,421,587
Less: Goodwill and intangible assets	(195,245)	(194,316)	(192,807)	(115,410)	(116,009)
Tangible assets (denominator)	$4,183,263	$4,090,018	$4,237,721	$3,344,586	$3,305,578

Tangible equity ratio (BMTC)(1)	9.27%	9.19%	8.67%	8.46%	8.24%

Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	1.36%	1.46%	(0.68)%	1.24%	1.14%	1.41%	1.13%
Effect of adjustment to GAAP net income to core net income	0.22%	0.38%	1.90%	0.06%	0.10%	0.30%	0.07%
Return on average assets (core)	1.57%	1.84%	1.23%	1.30%	1.23%	1.70%	1.20%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	11.03%	11.78%	(5.76)%	10.72%	9.71%	11.49%	9.65%
Effect of adjustment to GAAP net income to core net income	1.76%	3.08%	16.21%	0.51%	0.83%	2.43%	0.59%
Return on average equity (core)	12.79%	14.85%	10.45%	11.23%	10.53%	13.92%	10.25%

(1)	Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Calculation of Efficiency Ratio:
Noninterest expense	$35,836	$36,030	$31,056	$28,184	$28,495	$71,866	$55,155
Less: certain noninterest expense items*:
Amortization of intangibles	(889)	(879)	(677)	(677)	(687)	(1,768)	(1,380)
Due diligence, merger-related and merger integration expenses	(3,053)	(4,319)	(3,507)	(850)	(1,236)	(7,372)	(1,747)
Noninterest expense (adjusted) (numerator)	$31,894	$30,832	$26,872	$26,657	$26,572	$62,726	$52,028

Noninterest income	$20,075	$19,536	$15,536	$15,584	$14,785	$39,611	$28,012
Less: non-core noninterest income items:
Loss (gain) on sale of investment securities available for sale	—	(7)	(28)	(72)	—	(7)	(1)
Noninterest income (core)	$20,075	$19,529	$15,508	$15,512	$14,785	$39,604	$28,011
Net interest income	37,316	37,439	30,321	29,438	27,965	74,755	55,368
Noninterest income (core) and net interest income (denominator)	$57,391	$56,968	$45,829	$44,950	$42,750	$114,359	$83,379

Efficiency ratio	55.57%	54.12%	58.64%	59.30%	62.16%	54.85%	62.40%

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures
Total Allowance	$19,398	$17,662	$17,525	$17,004	$16,399
Less: Allowance on acquired loans	217	92	50	47	25
Allowance on originated loans and leases	$19,181	$17,570	$17,475	$16,957	$16,374

Total Allowance	$19,398	$17,662	$17,525	$17,004	$16,399
Loan mark on acquired loans	26,705	32,260	34,790	10,223	11,084
Total Allowance + Loan mark	$46,103	$49,922	$52,315	$27,227	$27,483

Total Portfolio loans and leases	$3,389,501	$3,305,795	$3,285,858	$2,677,345	$2,666,651
Less: Originated loans and leases	2,700,815	2,564,827	2,487,296	2,433,054	2,409,964
Net acquired loans	$688,686	$740,968	$798,562	$244,291	$256,687
Add: Loan mark on acquired loans	26,705	32,260	34,790	10,223	11,084
Gross acquired loans (excludes loan mark)	$715,391	$773,228	$833,352	$254,514	$267,771
Originated loans and leases	2,700,815	2,564,827	2,487,296	2,433,054	2,409,964
Total Gross portfolio loans and leases	$3,416,206	$3,338,055	$3,320,648	$2,687,568	$2,677,735

*
In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.